                        Consent of Independent Auditors

To the Board of Directors
  Tally-Ho Ventures, Inc.
  Glendale, California

We hereby consent to the incorporation in this Form SB-2 Registration Statement of our report dated March 30, 2003 relating to the consolidated financial statements of Tally-Ho Ventures, Inc. for the period from November 21, 2002
(Inception) through December 31, 2002.

June 16, 2003

Malone & Bailey, PLLC
www.malone-bailey.com
Houston, Texas